                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                            reported): March 23, 2001


                              Emerson Electric Co.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Missouri
                                    --------
                 (State or Other Jurisdiction of Incorporation)


                                     1-278
                                     -----
                            (Commission File Number)


                                   43-0259330
                                   ----------
                    (I.R.S. Employer Indentification Number)


          8000 West Florissant Avenue, St. Louis, Missouri   63136
          -----------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (314) 553-2000

Item 9.  Regulation FD Disclosure.
---------------------------------

         The following information is furnished pursuant to Regulation FD.


Emerson GAAP  Underlying  Orders - 13 Month Summary
---------------------------------------------------
(Percent change.  Trailing 3-month average versus prior year.)

                                    Feb. `00       Mar. '00        Apr. '00       May. `00       Jun. '00
                                    ---------      ---------       --------       ---------      --------

Industrial Automation                 +0-5           +0-5            +0-5           +0-5           +0-5
HVAC                                  +0-5           +0-5             +5             +5            +5-10
Electronics and Telecom               +>20           +>30            +>30           +>20           +>30
Appliance and Tools                   +0-5           +0-5            +0-5           +0-5           +0-5
Process Control                       flat           flat            flat           flat           flat
  Total Emerson                        +5            +5-10           +5-10          +5-10          +5-10

                                    Jul. '00       Aug. '00        Sep. '00       Oct. '00       Nov. '00
                                    --------       --------        --------       --------       --------
Industrial Automation                 +0-5           +0-5            flat           -5-0           -5-0
HVAC                                  +5-10          +5-10           +0-5           flat           -5-0
Electronics and Telecom               +>30           +>30            +>30           +>30            +30
Appliance and Tools                   +0-5           -5-0            -5-0           flat           -5-0
Process Control                       flat           +0-5            +0-5           +0-5           +0-5
  Total Emerson                       +5-10          +5-10            +5             +5             +5

                                    Dec. '00       Jan. '01        Feb. `01
                                    --------       --------        --------
Industrial Automation                 -5-0           +0-5            flat
HVAC                                  +0-5           +0-5             +5
Electronics and Telecom              +25-30         +10-15           -5-0
Appliance and Tools                   -5-0           -5-0             -5
Process Control                       +0-5          +10-15            +15
  Total Emerson                       +5-10          +5-10           +0-5


Feb. `01 Order Comments:
------------------------
Industrial Automation orders declined modestly versus January, driven by increased softness in the U.S. markets as well as continued unfavorable currency impacts. Excluding currency, Europe and the other international markets continue to experience solid demand.

HVAC orders reflect an improved U.S. air conditioning environment compared to earlier in the year, as well as continued strength in the international markets.

Electronics and Telecom orders reflect the cancellation of orders for power systems and precision air conditioning systems that were placed in late 2000 and were significantly in excess of demand at the time as customers reserved space for anticipated 2001 needs. In addition, demand softened for embedded power supplies and connectivity products, driven by the industry-wide slowdowns in the communications and computing markets. Overall, new orders received in January and February were in line with the same period a year ago. February orders are pro forma, including the fiscal 2000 Jordan Telecommunications Products and Ericsson Energy Systems acquisitions.

Appliance and Tools orders reflect continued softness in motor and appliance components demand, as well as recent softness in the storage solutions markets.

Process orders continue to reflect the growing success of PlantWeb and Emerson Performance Solutions, widespread strength among control, valve and measurement products, and overall increases in capital spending by customers in select markets.


Upcoming Investor Events
------------------------

         On Tuesday, May 1, 2001, Emerson will issue the Company's second fiscal quarter results. A conference call with investors regarding the quarter will be held at approximately 1:30 pm EST. An audio web cast of this call will be available through the Investor Relations area of the corporate web site, www.gotoemerson.com, and a recording will be archived for approximately three days afterward.

         Updates to this release or further details of upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMERSON ELECTRIC CO.
                                             (Registrant)

Date:  March 23, 2001                        By: /s/ H. M. Smith
                                                 -----------------------------
                                                 H. M. Smith
                                                 Assistant General Counsel and
                                                 Assistant Secretary











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